UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
May 18, 2016
Date of Report (Date of earliest event reported)

SHAKE SHACK INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

24 Union Square East, 5th Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

(646) 747-7200
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
Shake Shack Inc. (“Shake Shack”) held its annual meeting of stockholders (the “Annual Meeting”) on May 18, 2016. At the Annual Meeting, Shake Shack’s stockholders were asked to vote on two proposals: (1) the election of three Class I directors, and (ii) the ratification of the appointment of Ernst & Young LLP as Shake Shack’s independent registered public accounting firm for the fiscal year ending December 28, 2016. The results of the stockholder vote are set forth below.

Item 1 - Election of Directors
Shake Shack’s stockholders elected three nominees, Daniel H. Meyer, Jeff Flug and Evan Guillemin, as Class I directors to hold office until the annual meeting of stockholders to be held following Shake Shack’s 2018 fiscal year and until their respective successor is duly elected and qualified. Information as to the vote on each director standing for election is provided below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Daniel H. Meyer	19,050,766	1,767,905	10,230,710
Jeff Flug	18,468,478	2,350,193	10,230,710
Evan Guillemin	19,453,804	1,364,867	10,230,710

Item 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 28, 2016
Shake Shack’s stockholders ratified the appointment of Ernst & Young LLP as Shake Shack's independent registered public accounting firm for the fiscal year ending December 28, 2016, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,652,783	256,584	140,014	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Jeff Uttz
Jeff Uttz
Date: May 23, 2016		Chief Financial Officer